Exhibit 5.1

Client: 79920-00008

July 31, 2017

RXi Pharmaceuticals Corporation

257 Simarano Drive, Suite 101

Marlborough, MA 01752

Re:	RXi Pharmaceuticals Corporation
Registration Statement on Form S-1 (File No. 333-219300)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, File No. 333-219300, as amended (the “Registration Statement”), of RXi Pharmaceuticals Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the resale of up to 8,048,797 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, (the “Common Stock”), consisting of (a) 3,868,595 shares of Common Stock (the “Issued Shares”) and (b) up to 4,180,202 shares of Common Stock issuable upon the achievement of certain development or commercial milestones pursuant to a Stock Purchase Agreement dated as of January 6, 2017 (the “Milestone Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Issued Shares are validly issued, fully paid and non-assessable and that the Milestone Shares, when issued against payment

July 31, 2017

therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP